Exhibit No. 99.2

News Release

COMMERCIAL METALS COMPANY ANNOUNCES NEW $100 MILLION
SHARE REPURCHASE PROGRAM

Irving, TX - October 28, 2014 - Commercial Metals Company (NYSE: CMC) (“CMC” or the “Company”) today announced that its Board of Directors has authorized a new share repurchase program under which the Company may repurchase up to $100 million of CMC’s outstanding common stock. The authorization is effective immediately. This new program replaces the existing program, which has been terminated by the Company’s Board of Directors in connection with approving the new program.

“The authorization of this share repurchase program underscores the confidence our Board and management team have in our strategy and our ability to continue to invest in our business and drive long-term profitability while returning capital to stockholders,” said Joe Alvarado, Chairman of the Board, President and CEO.

CMC intends to repurchase shares from time to time for cash in open market transactions or in privately-negotiated transactions in accordance with applicable federal securities laws. The timing and the amount of repurchases, if any, will be determined by the Company’s management based on its evaluation of market conditions, capital allocation alternatives and other factors. The new share repurchase program does not require the Company to acquire any dollar amount or number of shares of CMC common stock and may be modified, suspended, extended or terminated by the Company at any time without prior notice.

About Commercial Metals Company
Commercial Metals Company and its subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Forward-Looking Statements
This news release contains forward-looking statements regarding CMC’s expectations relating to its share repurchase program. These forward-looking statements generally can be identified by phrases such as we, CMC or its management, “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, CMC undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise.

Factors that could cause actual results to differ materially from CMC’s expectations include the following: absence of global economic recovery or possible recession relapse and the pace of overall global economic activity and its impact in a highly cyclical industry; construction activity or lack thereof; continued sovereign debt problems in the Euro-zone; success or failure of governmental efforts to stimulate the economy including restoring credit availability and confidence in a recovery; significant reductions in China’s steel consumption or increased Chinese steel production; rapid and significant changes in the price of metals; increased capacity and product availability from competing steel minimills and other steel suppliers including import quantities and pricing; passage of new, or interpretation of existing, environmental laws and regulations; increased legislation associated with climate change and greenhouse gas emissions; solvency of financial institutions and their ability or willingness to lend; customers’ inability to obtain credit and non-compliance with contracts; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; currency fluctuations; global factors including political and military uncertainties; availability of electricity and natural gas for minimill operations; information technology interruptions and breaches in security data; ability to retain key executives; execution of cost reduction strategies; industry consolidation or changes in production capacity or utilization; ability to make necessary capital expenditures; availability and pricing of raw materials over which we exert little influence, including scrap metal, energy, insurance and supply prices; unexpected equipment failures; competition from other materials; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions and regulatory rulings; risk of injury or death to employees, customers or other visitors to our operations; and increased costs related to health care reform legislation.